SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


               Date of Report:  June 28, 1994



                     UNOCAL CORPORATION
 ----------------------------------------------------------
   (Exact name of registrant as specified in its charter)



     Delaware                           1-8483       95-3825062
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 (State or other jurisdiction of     (Commission       (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)




1201 West Fifth Street, Los Angeles, California      90017
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 (Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code:   (213)  977-7600

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Item 5.   Other Events


          (1)  On June 28, 1994, the following news release was issued:


                      UNOCAL TO DISCUSS POSSIBLE SALE
                    OF CALIFORNIA OIL AND GAS HOLDINGS
                 ----------------------------------------

     Los Angeles, June 28 -- Unocal said today that the company's board of directors had authorized discussions with three firms that have expressed an interest in purchasing all of Unocal's crude oil and natural gas assets in California.
     Roger C. Beach, Unocal chief executive officer, said that the company had received unsolicited, preliminary non-binding expressions of value for its California upstream assets from Torch Energy Advisors Inc., on behalf of its institutional investors; Contour Production Company, a privately held independent company based in Houston; and Vintage Petroleum, Inc., of Tulsa, in alliance with Venoco, Inc., of Santa Barbara.
     "We will now proceed with a review of our properties with each of these companies to see if we can reach a sales agreement that would be in the best interests of Unocal's stockholders," Beach said.
     Beach said that California still offers opportunities and should be a good strategic fit for the companies that are interested in buying Unocal's holdings. "For a company of Unocal's size to continue growing, it must pursue large, long-life projects," Beach said. "If a sale is completed, the proceeds would give Unocal additional flexibility and financial strength to pursue and accelerate development of significant growth opportunities in Unocal's strategic areas of interest, such as the Gulf of Mexico and Southeast Asia."
     Beach cited such projects as Unocal's accelerated development program in North America, the Salak and Sarulla geothermal projects in Indonesia, expansion of existing natural gas fields and development of new fields in Thailand and Indonesia, and development of the Yadana gas field offshore Myanmar.
     The company is also evaluating highly promising exploration and development opportunities in China and Vietnam.
     "We're entering a dynamic new chapter in Unocal's history, with a strong focus on natural gas development in the expanding markets of Asia," Beach said.

                                    -1-
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     Beach noted that Unocal was founded as the Union Oil Company of
California in Santa Paula, Calif., in 1890. "We have been an integral part of the history of oil in this state for more than a century," Beach said. "But given our worldwide portfolio of opportunities, our capital is flowing to those areas that offer the highest growth potential for Unocal."
     The sales discussions involve all of Unocal's interests in 69 oil and gas fields, including 10 producing platforms off the California coast in state and federal waters. Unocal's net production from the upstream assets in the proposed sale is about 33,000 barrels of oil per day and 80 million cubic feet of gas per day
     The sale would not include Unocal's interest in the Point Pedernales unit offshore California, and several onshore fields near Vandenberg Air Force Base in Santa Barbara County. Unocal is currently negotiating the sale of these holdings to Torch Energy Advisors Inc., the Houston-based subsidiary of Torchmark Corp.


     _________________________________________________________________


                                 SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






                                 by:  CHARLES S. MCDOWELL
                                      -----------------------
                                      (Charles S. McDowell,
                                       Vice President and Comptroller)






Dated:  June 28, 1994
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                                    -2-


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